PROMISSORY NOTE

$26,000,000
May 1, 1997

1.   PROMISE TO PAY.

FOR VALUE RECEIVED, EMERITUS PROPERTIES V,
INC., a Washington corporation having an address at c/o Emeritus Corporation, 3131
Elliott Avenue, Suite 500, Seattle,
Washington 98121, ("Borrower") promises to pay to the order of FLEET NATIONAL BANK, a national banking association, having an address at 75 State Street, Boston,
Massachusetts 02109, ("Lender"), the
principal sum of TWENTY-SIX MILLION
($26,000,000.00) DOLLARS, with interest
thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each advance from the date of its disbursement until such principal sum shall be fully paid. Interest and principal shall be payable in installments as set forth in Section 4 below.
The total principal sum, or the amount
thereof outstanding, together with any
accrued but unpaid interest, shall be due and payable in full on May 1, 1999 ("Maturity
Date"), which term is further defined in, and is subject to acceleration, or extension until May 1, 2000 ("Extended Maturity Date"), in accordance with, the Loan Agreement pursuant to which this Note has been issued.

2.   LOAN AGREEMENT.

This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned "Term Loan Agreement" dated as of even date between Borrower and Lender and evidences the Loan and Loan Advances made pursuant thereto. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

3.   INTEREST RATES.

3.1. BORROWER'S OPTIONS. Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Note: (i) Variable Rate or (ii)
Eurodollar Rate.

3.1.1     SELECTION TO BE MADE.  Prior to
maturity, Borrower shall select, and
thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Note, by giving Lender a Notice of Rate
Selection: (i) prior to the Closing and funding of the Loan, (ii) prior to the end of each Interest Period applicable to a Eurodollar Advance or (iii) on any Business
Day on which Borrower desires to convert an outstanding Variable Rate Advance to a Eurodollar Rate Advance. If no interest rate is selected, the Variable Rate shall be the applicable interest rate until such time as Borrower makes an effective selection. After maturity, the Variable Rate shall be the applicable interest rate, plus any additional interest at the Default Rate.

3.1.2     NOTICE.  A "Notice of Rate
Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable; (ii) is received by Lender not later than 10:00 o'clock A.M. Eastern Time: (a) if a
Eurodollar Rate is selected, at least three
(3) Business Days prior to the first day of the Interest Period to which such selection is to apply, (b) if a Variable Rate is selected, on the first day of the Interest
Period to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each Eurodollar Advance.

3.1.3     IF NO NOTICE.  If Borrower fails to
select an interest rate option in accordance with the foregoing prior to a Loan Advance, or prior to the last day of the applicable
Interest Period of an outstanding Eurodollar
Advance or if a Eurodollar Advance is not available, any new Loan Advance made shall be deemed to be a Variable Rate Advance, and on the last day of the applicable Interest
Period all outstanding principal amounts shall be deemed converted to a Variable Rate
Advance.

3.3. TELEPHONIC NOTICE. Without any way limiting Borrower's obligation to confirm in writing any telephonic notice, Lender may act without liability upon the basis of telephonic notice believed by Lender in good faith to be from Borrower prior to receipt of written confirmation. In each case
Borrower hereby waives the right to dispute
Lender's record of the terms of such
telephonic Notice of Rate Selection in the absence of manifest error.

3.4. LIMITS ON OPTIONS; ONE SELECTION PER
MONTH. Each Eurodollar Advance shall be in a minimum amount of $1,000,000. At no time shall there be outstanding a total of more than four (4) Variable Rate and/or Eurodollar
Rate Advances combined at any time.  If
Borrower shall make more than one (1)
interest rate selection in any thirty (30) day period, excluding conversions of outstanding advances made at the end of an applicable Interest Period of any previously outstanding Eurodollar Advance, Lender may impose and Borrower shall pay a reasonable processing fee for each such additional selection.

4.   PAYMENT OF INTEREST AND PRINCIPAL.

4.1. PAYMENT AND CALCULATION OF INTEREST.
All interest shall be:  (a) payable in
arrears commencing June 1, 1997 and on the same day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Note.
Interest at the Eurodollar Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.


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

4.2. PRINCIPAL. Commencing on June 1, 1998 principal shall be payable in monthly installments based on a twenty-five (25) year amortization schedule and an assumed interest rate equal to the ten (10) year Treasury Rate plus two hundred twenty-five basis points
(2.25%). The entire principal balance shall be due and payable in full upon Maturity.

4.3. PREPAYMENT. The Loan or any portion thereof may be prepaid in full or in part at any time upon five (5) days' prior written notice to the holder of this Note without premium or penalty with respect to Variable
Rate Advances and, with respect to Eurodollar
Advances subject to a make-whole provision and upon payment of a Yield-Maintenance Fee.
Any partial prepayment shall first be applied to any installment of interest then due and then be applied to the principal, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal or interest when due but the amount of such payments shall be recalculated using the formula set forth in
Section 4.2 as applied to the then
outstanding principal balance of the Loan.

4.4. MATURITY.  Upon the Maturity Date or
Extended Maturity Date (if applicable)
(collectively, "Maturity") all accrued
interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

4.5. METHOD OF PAYMENT; DATE OF CREDIT. All payments of interest, principal and fees shall be made in immediately available funds:
(a) by wire transfer to Lender or (b) by check payable to Lender and delivered to Lender at its office at 75 State Street, Boston, Massachusetts 02109 or (c) to such other bank or address as the holder of the Loan may designate in a written notice to Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o'clock P.M.
Eastern Time; payments received after
one o'clock P.M. Eastern Time shall be
credited to the Loan on the next Business
Day. Payments which are by check, which Lender may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Lender, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank.

4.6. BILLINGS. Lender may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Lender to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower's payment obligations when due.

4.7. DEFAULT RATE. Lender shall have the option of imposing, and Borrower shall pay upon billing therefor, an interest rate which is five percent (5%) per annum above the interest rate otherwise payable

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

("Default Rate"):  (a) while any monetary
Default exists and is continuing beyond any applicable cure period, during that period between the due date and the date of payment;
(b) following any Event of Default, unless and until the Event of Default is waived by Lender; and (c) after Maturity.

4.8. LATE CHARGES. Borrower shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any payment of principal, other than principal due at Maturity, interest, or both, which is not paid within ten (10) days of the due date thereof. Late charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate
Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

4.9. CALCULATION OF YIELD MAINTENANCE. In the event that Borrower is paying interest hereunder at the Eurodollar Rate, Borrower shall have the right at any time and from time to time to prepay this Note in whole
(but not in part) provided Borrower pays to Lender a prepayment fee (the "Yield
Maintenance Fee") in an amount computed as follows: The current Treasury Rate with a maturity date closest to the last day of applicable Interest Period to which the prepayment is made shall be subtracted from the Adjusted LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no Yield
Maintenance Fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest
Period as to which the prepayment is made.
Said amount shall be reduced to present value calculated by using the number of days remaining in the Interest Period and using the Treasury Rate. The resulting amount shall be the Yield Maintenance Fee due to Lender upon prepayment of the Eurodollar
Advance. If at any time Lender makes demand under this Note for payment in full while a Eurodollar Advance is in effect, then any Yield Maintenance Fee with respect to this Note shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

4.10.     MAKE WHOLE PROVISION.  Borrower
shall pay to Lender, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of Lender (in the absence of manifest error), compensate Lender for the loss, cost or expense which it may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a Eurodollar Advance on a date other than the last day of the applicable
Interest Period of a Eurodollar Advance, or
(ii) the conversion, for any reason
whatsoever, whether voluntary or involuntary, of any Eurodollar Advance, to a Variable Rate
Advance on a date other than the last day of the applicable Interest Period. Such amounts payable by Borrower shall be equal to any administrative costs actually incurred, plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to fund or maintain a Eurodollar Advance plus, in any event, but without duplication, a Yield
Maintenance Fee.

5.   CERTAIN DEFINITIONS AND PROVISIONS
RELATING TO INTEREST RATE.

5.1. ADJUSTED LIBOR RATE.  The Term "Adjusted
LIBOR Rate" means for each Interest Period the rate per annum obtained by dividing (i) the LIBOR Rate for such Interest Period, by
(ii) a percentage equal to one hundred
percent (100%) minus the maximum reserve percentage applicable during such Interest
Period under regulations issued from time to time by the Board of Governors of the Federal
Reserve System for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal and emergency reserve requirements) for
Lender (or of any subsequent holder of this Note which is subject to such reserve requirements) in respect of liabilities or assets consisting of or including
Eurocurrency liabilities (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Period.

5.2. BANKING DAY. The term "Banking Day" means a day on which banks are not required or authorized by law to close in the city in which Lender's principal office is situated.

5.3. BUSINESS DAY; SAME CALENDAR MONTH. The term "Business Day" means any Banking Day and, if the applicable Business Day relates to the selection or determination of any Eurodollar Rate, any London Banking Day. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business
Day, unless, with respect to Eurodollar
Advances, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day.
Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

5.4. DOLLARS. The term "Dollars" or "$" means lawful money of the United States.

5.5. EURODOLLAR ADVANCE.  The term
"Eurodollar Advance" means any principal outstanding under this Note which pursuant to this Note bears interest at the Eurodollar
Rate.

5.6. EURODOLLAR RATE.  The term "Eurodollar
Rate" means the per annum rate equal to the Adjusted LIBOR Rate plus 250 basis points
(2.5%).



                      5
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5.7. INTEREST PERIOD.

(a)  The term "Interest Period" means with
respect to each Eurodollar Advance: a period of thirty (30), sixty (60) or one hundred twenty (120) consecutive days, subject to availability, as selected or deemed selected by Borrower at least three (3) Business Days prior to a Loan Advance, or if an advance is already outstanding, at least three (3)
Business Days prior to the end of the current
Interest Period. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the first, second, or third, month thereafter, as applicable. Provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding
Business Day.

(b)  The term "Interest Period" shall mean
with respect to each Variable Rate Advance consecutive periods of one (1) day each.

(c) No Interest Period may be selected which would end beyond the then Maturity Date of the Loan (as actually extended). If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except as provided above in clause (a) relative to a Eurodollar
Advance.

5.8. LIBOR RATE.  The term "LIBOR Rate"
means, with respect to each Interest Period, the rate of interest, expressed as an annual rate, equal to the simple average, rounded up to the nearest 1/16 of 1%, of the rates shown on the display referred to as the "Telerate
Page 3750" (or any display substituted
therefor) of the Dow Jones Telerate Service as being the respective rates at which deposits in Dollars would be offered by the principal London offices of each of the banks named thereon to major banks in the London interbank market at approximately 11:00 A.M.
(London time) on the second London Banking
Day before the first day of such Interest
Period for a period substantially coextensive with such Interest Period.

5.9. LONDON BANKING DAY.  The term "London
Banking Day" means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

5.10.     MATURITY.  The term "Maturity"
means the Maturity Date, or, if the Maturity
Date has been extended pursuant to the
provisions of the Loan Agreement, the
Extended Maturity Date, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Lender upon an Event of Default.


                      6
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5.11.     PRESENT VALUE.  The term "Present
Value" means the value at the applicable maturity discounted to the date of prepayment using the Treasury Rate.

5.12.     PRIME RATE.  The term "Prime Rate"
means the per annum rate of interest so
designated from time to time by Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

5.13.     TREASURY RATE.  The term "Treasury
Rate" means, as of the date of any
calculation or determination, the latest published rate for United States Treasury
Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Lender) the amount (i) approximately comparable to the portion of the Loan to which the Treasury
Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

5.14.     VARIABLE RATE.  The term "Variable
Rate" means a per annum rate equal at all times to the Prime Rate plus 100 basis points
(1%), with changes therein to be effective simultaneously with any change in the Prime
Rate.

5.15.     VARIABLE RATE ADVANCE.  The term
"Variable Rate Advance" means any principal amount outstanding under this Note which pursuant to this Note bears interest at the Variable Rate.

6.   ADDITIONAL PROVISIONS RELATED TO
INTEREST RATE SELECTION.

6.1  INCREASED COSTS.  If, due to any one or
more of:  (i) the introduction of any
applicable law or regulation or any change
(other than any change by way of imposition or increase of reserve requirements already referred to in the definition of Eurodollar
Rate or Fixed Rate above) in the
interpretation or application by any
authority charged with the interpretation or application thereof of any law or regulation;
or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to Lender of agreeing to make or making, funding or maintaining Eurodollar Advances or Fixed Rate Advances, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Lender, with respect to all or any portion of the Loan, or any corporation controlling
Lender, on account thereof, then Borrower from time to time shall, upon written demand by Lender accompanied by a reasonably detailed calculation of such costs, pay
Lender additional amounts sufficient to
indemnify Lender against the increased cost.
A certificate as to the amount of the
increased cost and the reason therefor
submitted to

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Borrower by Lender, in the absence of
manifest error, shall be conclusive and
binding for all purposes.

6.2  ILLEGALITY.  Notwithstanding any other
provision of this Note, if the introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for Lender to make or maintain Eurodollar
Advances or to continue to fund or maintain
Eurodollar Advances then, on written notice thereof and demand by Lender to Borrower, (a) the obligation of Lender to make Eurodollar
Advances and to convert or continue any Loan
Advances as Eurodollar Advances shall
terminate and (b) Borrower shall convert all principal outstanding under this Note into Variable Rate Advances.

6.3  ADDITIONAL EURODOLLAR CONDITIONS.  The
selection by Borrower of a Eurodollar Rate and the maintenance of Loan Advances at such rate shall be subject to the following additional terms and conditions:

(a)  AVAILABILITY.  If, before or after
Borrower has selected to take or maintain a Eurodollar Advance, Lender notifies Borrower that:

(i)  dollar deposits in the amount and for
the maturity requested are not available to Lender in the London interbank market at the rate specified in the definition of LIBOR
Rate set forth above, or

(ii) reasonable means do not exist for Lender to determine the Eurodollar Rate for the amounts and maturity requested, then the principal which would have been a Eurodollar Advance shall be a Variable Rate
Advance until Lender notifies Borrower that such Eurodollar Advances are once again available.

(b) PAYMENTS NET OF TAXES. All payments and prepayments of principal and interest under this Note shall be made net of any taxes and costs resulting from having principal outstanding at or computed with reference to a Eurodollar Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes
(other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

6.4. VARIABLE RATE ADVANCES.  Each Variable
Rate Advance shall continue as a Variable
Rate Advance until Maturity of the Loan, unless sooner converted, in whole or in part, to a Eurodollar Rate Advance, subject to the limitations and conditions set forth in this Note.

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6.5. CONVERSION OF OTHER ADVANCES.  At the
end of each applicable Interest Period, the applicable Eurodollar Rate Advance shall be converted to a Variable Rate Advance unless
Borrower selects another option in accordance with the provisions of this Note.

7.   ACCELERATION; EVENT OF DEFAULT.
At the option of the holder, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time of any one or more of the following events, each of which shall be an "Event of Default" hereunder and under the Loan
Agreement and each other Loan Document: (i) default continuing uncured beyond the applicable grace period, if any, set forth in the Loan Agreement, in making any payment of interest, principal, other charges or payments due hereunder; (ii) default continuing uncured beyond the applicable grace period, if any, set forth therein under the Mortgage, or the Assignment of Leases and Rents or any other Loan Document, each as the same may from time to time hereafter be amended; (iii) an Event of Default as defined in or as set forth in the Loan Agreement or any other Loan Document, each as the same may from time to time hereafter be amended; or
(iv) an event which pursuant to any express provision of the Loan Agreement, or of any other Loan Document, gives Lender the right to accelerate the Loan.

8.   CERTAIN WAIVERS, CONSENTS AND
AGREEMENTS.
Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan
Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all costs and expenses incurred by Lender or any other holder of this Note in connection with the indebtedness evidenced hereby, including, without limitation, all reasonable attorneys' fees and costs, for the implementation of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Loan Agreement, the Mortgage, the
Assignment of Leases and Rents, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other Loan Documents.

9.   DELAY NOT A BAR.
No delay or omission on the part of the
holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan
Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

10.  PARTIAL INVALIDITY.
The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

11.  COMPLIANCE WITH USURY LAWS.
All agreements between Borrower, each
Guarantor and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term
"applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Rhode Island from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security
Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the

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

payment of interest. This provision shall control every other provision of all agreements between Borrower, the Guarantor and Lender.

12.  USE OF PROCEEDS.
All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

13.  SECURITY.
This Note is secured by a Mortgage Deed and Security Agreement, a Collateral Assignment of Leases and Rents to be recorded at the Pasco County Circuit Court Clerk's Office,
State of Florida; the Sarasota County Circuit
Court Clerk's Office, State of Florida and the Seminole County Circuit Court Clerk's
Office, State of Florida and are more
particularly described in the Mortgage and is further secured by other collateral as set forth in the Loan Agreement.

14.  NOTICES.
Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

15.  GOVERNING LAW AND CONSENT TO
JURISDICTION.

15.1.     SUBSTANTIAL RELATIONSHIP.  It is
understood and agreed that all of the Loan
Documents were negotiated and delivered in the Commonwealth of Massachusetts, which
State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan
Documents.

15.2.     PLACE OF DELIVERY.  Borrower agrees
to furnish to Lender at Lender's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

15.3.     GOVERNING LAW.  This Note, except
as otherwise provided in Section 15.4, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

15.4.     EXCEPTIONS.  Notwithstanding the
foregoing choice of law:

(a) the procedures governing the enforcement by Lender of its foreclosure and other remedies against Borrower under the Mortgage and under the other Loan Documents with respect to the Facilities or other assets situated in Florida, including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the State of Florida;




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

(b)  Lender shall comply with applicable law
in the State of Florida to the extent
required in connection with the foreclosure of the security interests and liens created under the Mortgage and the other Loan
Documents with respect to the Facilities or other assets situated in Florida; and

(c) provisions of Federal law and the law of Florida shall apply in defining the terms
Hazardous Materials, Hazardous Materials
Legal Requirements, Environmental Legal
Requirements and Legal Requirements
applicable to the Facilities as such terms are used in the Loan Agreement, the Environmental Indemnity and the other Loan
Documents.
Nothing contained herein or any other
provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of Florida shall apply to any parties' rights and obligations under any of the Loan Documents, which are and shall continue to be governed by the substantive law of the Commonwealth of Massachusetts, except as expressly set forth in clauses (a),
(b) and (c) of this Section 15.4.  In
addition, the fact that portions of the Loan
Documents may include provisions drafted to conform to the law of the State of Florida is not intended, nor shall it be deemed, in any way, to derogate the parties' choice of law as set forth or referred to in this Note, the Loan Agreement or in the other Loan
Documents. The parties further agree that Lender may enforce its rights under the Loan
Documents including, but not limited to, its rights to sue Borrower or to collect any outstanding indebtedness in accordance with applicable law.

15.5.     CONSENT TO JURISDICTION.  Borrower
hereby consents to personal jurisdiction in any state or Federal court located within the State of Florida or the Commonwealth of Massachusetts.

16.  WAIVER OF JURY TRIAL.
BORROWER AND LENDER MUTUALLY HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
WAIVES THE RIGHT TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION BASED HEREON,
ARISING OUT OF, UNDER OR IN CONNECTION WITH
THIS NOTE OR ANY OTHER LOAN DOCUMENTS
CONTEMPLATED TO BE EXECUTED IN CONNECTION
HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF
DEALINGS, STATEMENTS (WHETHER VERBAL OR
WRITTEN) OR ACTIONS OF ANY PARTY.  THIS
WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR
LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

17.  NO ORAL CHANGE.
This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought.
In no event shall any oral agreements,
promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.


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

18.  RIGHTS OF THE HOLDER.
This Note and the rights and remedies
provided for herein may be enforced by Lender or any subsequent holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to Lender or the then subsequent holder of this Note.

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IN WITNESS WHEREOF, Borrower has caused this
Note to be duly executed as of the date set forth above.

               BORROWER:

               EMERITUS PROPERTIES V, INC.


               By: /s/ Raymond R. Brandstrom
               -----------------------------
               Raymond R. Brandstrom
               Its President







































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